EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Synutra Announces Board Director Resignation

-- Resignation Avoids Potential Conflict of Interest --

Qingdao, China and Rockville, Md. – September 8, 2010 – Synutra International, Inc. (NASDAQ: SYUT), a leading infant formula company in China and a producer, marketer and seller of nutritional products for infants, children and adults, today announced that Mr. Ka Keung Yeung has resigned from Synutra’s Board of Directors in order to avoid a potential conflict of interest related to the Company’s potential legal actions involving Phoenix TV.  The resignation is not due to any dispute between the Company and Mr. Yeung.

Mr. Yeung stated, “My resignation from the Board is related entirely to minimizing any actual or perceived conflict of interest as Synutra evaluates potential legal actions involving Phoenix TV, my current employer.  I support the outcome of the Ministry of Health’s (“MOH”) investigation and product testing, which demonstrated that Synutra’s products were not linked to premature development.  While my executive responsibilities at Phoenix TV necessitate that I resign from Synutra’s Board of Directors, my support and respect for Synutra’s management team is ongoing.”

Commenting on Mr. Yeung’s resignation, Mr. Liang Zhang, Chairman and CEO of Synutra, stated, “Mr. Yeung has executed his board duties admirably, and we appreciate his integrity and expertise during his tenure as an independent director.  However, Phoenix TV’s response to our demand for an apology following their erroneous media reports has been unsatisfactory, and our movement toward legal proceedings with Phoenix TV puts Mr. Yeung in a very difficult position through no fault of his own.”

Mr. Zhang continued, “The Company continues its recovery from the negative impact of the recent events.  We are monitoring our product sell-through on a day-to-day basis, and we remain cautiously optimistic about our ongoing recovery.”

About Synutra International, Inc.
Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering 30 provinces and provincial-level municipalities in China. As of June 30, 2010, this network comprised over 560 independent distributors and over 1,000 independent sub-distributors who sell Synutra products in over 74,000 retail outlets.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International, Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations; the expected growth of the nutritional products and infant formula markets in China; market acceptance of the Company’s products; adverse effects associated with the melamine contamination incident; impact of recent media reports relating to hormone levels in Synutra’s products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:
Synutra International, Inc.
Investor Relations Department
ir@synutra.com
301-840-3881